Exhibit 99.1

EDCI Holdings, Inc. Announces Board Determination to Provide Exception to New 5% Stockholders Arising From Proposed Reverse Split Transaction; Stockholders Owning More than 270,000 Shares Required to Provide Notice to Company Prior to Date of Stockholder Vote On Reverse Split to Benefit From Such Exception

NEW YORK, (Thursday), September 23, 2010 /PRNewswire / -- EDCI Holdings, Inc. (Nasdaq: EDCI) ("the Company" or “EDCI”), today announced that on September 21, 2010, EDCI’s Board of Directors (the “Board”)  met and determined that those EDCI stockholders who inadvertently become holders of five percent or greater of EDCI’s outstanding shares of common stock as a result of EDCI’s currently proposed reverse split transaction will be provided an exception from certain provisions of EDCI’s Certificate of Incorporation (the “Certificate”) which currently restrict their future ability to sell their shares.

In accordance with the provisions of the Certificate, the transfer of EDCI’s common stock is prohibited if, among other considerations, the transfer is attempted by a holder of five percent or greater of EDCI’s common stock, unless the holder is a Pre-Existing 5% Stockholder as defined in the Certificate. The Certificate provides that the Board may grant exceptions to that restriction.  The transfer restrictions are designed to reduce the risk that the Company would experience an ownership change for purposes of Section 382 of the Internal Revenue Code (the “Code”), which would impose limitations on the use of the Company’s net operating losses (“NOLs”).  An ownership change can occur whenever there is a shift in ownership by more than 50 percentage points by one or more 5% stockholders within a three-year period.  EDCI believes it is prudent to continue to protect its NOLs at this time in order to be able to utilize those NOLs to reduce EDCI’s future income tax liability from actions that could be consummated in connection with the Company’s previously disclosed plan of dissolution.  However, EDCI expects that the consummation of the plan of dissolution will ultimately result in a loss of any further ability to capitalize on the NOLs.

Based on current estimates, it is likely that the proposed reverse stock split transaction will inadvertently create new five percent stockholders (“Inadvertent 5% Stockholders”) by reducing the number of shares of EDCI’s common stock that are outstanding.  Subsequent sales by those Inadvertent 5% Stockholders are not expected to cause the Company to experience an ownership change for tax purposes, and therefore will not affect the Company’s ability to utilize its NOLs to reduce its future income tax liability from actions that could be consummated in connection with the plan of dissolution.  Therefore, the Board has determined that it is appropriate to provide an exception in regards to sales of shares by Inadvertent 5% Stockholders to permit those stockholders to maintain their ability to seek liquidity for their shares.

In order for a stockholder to benefit from this exception after consummation of the Reverse Split, such stockholder is required to provide written notice to EDCI, before the date on which shareholders are to vote for the Reverse Split, that their share ownership is at a level that it could cause them to become an Inadvertent 5% Stockholder after the Reverse Split at the high-range of EDCI’s estimate of shares that could be cashed-out (which equates to an ownership of 270,000 shares or more, based on the range of potential cash out proceeds of between $2.1 and $4 million at the proposed $3.44 per share cash-out price). This notice is intended to permit the Company to ensure that the number of potential Inadvertent 5% Stockholders resulting from the Reverse Split does not cause on ownership change for tax purposes.  This exception is also limited to sales that do not increase the Percentage Stock Ownership of any Five-Percent Stockholder or create a new Five-Percent Stockholder, in each case, other than a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)), and  is limited to the shares acquired by such Inadvertent 5% Stockholders prior to the reverse split (all capitalized terms in this sentence have the definitions set forth in the Certificate).  This exception effectively treats Inadvertent 5% Stockholders, solely with regard to share sales, in the same manner as Pre-Existing 5% Stockholders.  Inadvertent 5% Stockholders will continue to be subject to all other provisions of EDCI’s Articles of Incorporation, including restrictions on the purchase of any additional shares of EDCI’s common stock, as such additional purchases could affect whether or not EDCI experiences an ownership change for tax purposes.

In addition, while the exception agreed to by the Board described above does require notice of the stockholders' ownership prior to completion of the reverse split, it does not require Inadvertent 5% Stockholders to contact the Company prior to any specific future sale.  However, such stockholders are encouraged to contact the Company to confirm that any planned sales are in compliance with the Certificate and this exception.

About EDCI Holdings, Inc.

EDCI Holdings, Inc. (Nasdaq: EDCI) is engaged in  carrying-out its Plan of Complete Liquidation and Dissolution (“Plan of Dissolution”) that was approved by EDCI’s stockholders on January 7, 2010. EDCI is also the majority equity-holder of Entertainment Distribution Company, LLC (“EDC”), a European provider of supply chain services to the optical disc market. For more information, please visit www.edcih.com.

Additional Information and Where to Find It

This press release is for informational purposes only.  It is neither a solicitation of a proxy nor an offer to purchase or sell shares of EDCI common stock.  EDCI has filed a preliminary proxy statement and other required materials, including a Schedule 13E-3, with the SEC in connection with the proposed stock split transaction.  We urge stockholders to read the proxy statement and other relevant materials because they will contain important information about the Company and the proposed transaction.  Stockholders may obtain a free copy of the proxy statement and the other relevant materials, and any other documents filed by the Company with the SEC, at the SEC’s website at www.sec.gov.  In addition, the Company will mail a copy of the definitive proxy statement to stockholders of record on the record date when it becomes available.  These documents and additional information about EDCI also are available at EDCI’s website located at www.edcih.com.  Alternatively, these documents, when available, can be obtained free of charge from EDCI upon written request to:

EDCI Holdings, Inc.
Matthew K. Behrent, Executive Vice President of Corporate Development
11 E. 44th Street, Suite 1201
New York, New York 10017-0056
or by calling (646) 201-9549

EDCI and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed split transaction under the rules of the SEC.  Information about these participants may be found in the Preliminary Proxy Statement of EDCI relating to its Proposed Reverse Stock Split Transaction filed with the SEC on August 18, 2010.  Additional information regarding the interests of these participants also will be included in the definitive proxy statement regarding the proposed split transaction when it becomes available.

Cautionary Statement About Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include, without limitation, statements regarding the completion of the split transaction described herein, the proposed terms of the reverse and forward stock splits, including the ratios and purchase price for fractional shares, the timing and effectiveness of the split transaction and the deregistration and delisting of EDCI’s common stock, and the timing of certain actions contemplated by the Plan of Dissolution.  When used in this press release, the words “anticipates,” “will,” “expects,” or “intends to” and other similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are based on the opinions, expectations, forecasts, assumptions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results or the level of activity, performance or achievements expressed or implied by such statements to differ materially from our expectations of future results, level of activity, performance or achievements expressed or implied by those statements.  Such differences may be caused by factors such as, but not limited to, EDCI’s ability to sell or monetize its assets in a timely manner or at all pursuant to its Plan of Dissolution; EDCI’s ability to settle, make reasonable provision for, or otherwise resolve its liabilities and obligations; a change in economic conditions; the risks associated with EDCI’s dependence on Universal Music Group’s cooperation regarding any transaction involving EDC; and our Board of Director’s ability to abandon or delay the implementation of the split transaction and/or the Plan of Dissolution.  More information about these and other important factors that could affect our business and financial results is included in the Company’s reports filed with the SEC, including our quarterly report on Form 10-Q we filed with the SEC on May 14, 2010, our annual report on Form 10-K we filed with the SEC on March 5, 2010, and the definitive proxy statement we filed with the SEC on May 3, 2010, as well as EDCI’s other filings with the SEC. EDCI undertakes no obligation to publicly update or revise any forward-looking statements.

Source: EDCI Holdings, Inc.

CONTACT: Matthew K. Behrent, Executive Vice President of Corporate Development, at (646) 201-9549 or Kyle E. Blue, Treasurer at (317) 348-1940.

Web site: www.edcih.com